Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 152	Trade Date: 10/25/2004
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 10/28/2004

The date of this Pricing Supplement is October 25, 2004

CUSIP or Common Code:	41013NEL8	41013NEM6	41013NEN4	41013NEP9	41013NEQ7

Price to Public:	100.000%	100.000%	100.000%	100.000%	100.000%

Principal Amount:	$460,000.00	$365,000.00	$457,000.00	$442,000.00	$243,000.00

Proceeds to Issuer:	$457,470.00	$362,718.75	$453,344.00	$437,580.00	$240,266.25

Discounts and Commissions:	0.550%	0.625%	0.800%	1.000%	1.125%

Reallowance:	0.100%	0.150%	0.150%	0.150%	0.175%

Dealer:	99.500%	99.500%	99.350%	99.200%	99.100%

Maturity Date:	4/15/2007	10/15/2007	10/15/2008	10/15/2009	10/15/2010

Stated Annual Interest Rate:	2.700%	2.900%	3.200%	3.450%	3.700%

Interest Payment Frequency:	Quarterly	Semi	Monthly	Monthly	Quarterly

First Payment Date:	1/15/2005	4/15/2005	11/15/2004	11/15/2004	1/15/2005

Additional Amounts:	N/A	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	No	No	No

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	N/A	N/A

Original Issue Discount[1]:	N/A	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A	N/A

Effective April 7, 2003 the name of Solomon Smith Barney Inc., an agent of the program, was changed to Citigroup Global Markets Inc.

[1]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 152	Trade Date: 10/25/2004
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 10/28/2004

The date of this Pricing Supplement is October 25, 2004

CUSIP or Common Code:	41013NER5	41013NES3	41013NEU8	41013NEV6

Price to Public:	100.000%	100.000%	100.000%	100.000%

Principal Amount:	$335,000.00	$1,220,000.00	$345,000.00	$2,022,000.00

Proceeds to Issuer:	$330,310.00	$1,202,920.00	$338,962.50	$1,971,450.00

Discounts and Commissions:	1.400%	1.400%	1.750%	2.500%

Reallowance:	0.200%	0.200%	0.275%	0.350%

Dealer:	98.850%	98.800%	98.600%	97.900%

Maturity Date:	10/15/2012	10/15/2012	10/15/2016	10/15/2029

Stated Annual Interest Rate:	4.000%	Step: 3.000% through 4/14/2007, and 6.000% thereafter (unless called)	4.900%	5.300%

Interest Payment Frequency:	Monthly	Monthly	Semi	Semi

First Payment Date:	11/15/2004	11/15/2004	4/15/2005	4/15/2005

Additional Amounts:	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes

Callable by Issuer:	No	Yes	Yes	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	4/15/2007 Callable one time only at 100% on call date above with 30 days notice.	4/15/2007 Callable one time only at 100% on call date above with 30 days notice.	10/15/2009 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[2]:	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A

[2]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.